EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended August 31, 2009, the Akros Absolute Return Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$21,394	$(21,644)	$250

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2009, the Geneva Advisors All Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$66,565	$27	$(66,592)

The reclassifications have no effect on net assets or net asset value per share.

For the period ended August 31, 2009, The Fusion Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$71,300	$(136,901)	$65,601

The reclassifications have no effect on net assets or net asset value per share.

For the period ended August 31, 2009, the PMC Core Fixed Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$38,253	$(38,254)	$1

The reclassifications have no effect on net assets or net asset value per share.

For the period ended August 31, 2009, the PMC Diversified Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$1,957	-	$(1,957)

The reclassifications have no effect on net assets or net asset value per share.